Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2001 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	NYSEG	Connecticut Energy Corporation Consolidated
Assets
Current Assets
Cash and cash equivalents	$286,240	$3,770	$21,617	$19,671
Special deposits	-	-	1,432	-
Accounts receivable, net	2,991	5,348	292,687	65,248
Fuel, at average cost	-	-	32,094	24,061
Materials and supplies, at average cost	-	-	7,027	1,682
Accumulated deferred income tax benefits, net	-	-	3,930	-
Prepayments	1,684	363	38,547	1,858
Total Current Assets	290,915	9,481	397,334	112,520
Utility Plant, at Original Cost
Electric	-	-	2,562,194	-
Natural gas	-	-	654,224	464,413
Common	-	-	132,928	-
	-	-	3,349,346	464,413
Less accumulated depreciation	-	-	1,341,964	169,678
Net Utility Plant in Service	-	-	2,007,382	294,735
Construction work in progress	-	-	22,885	6,586
Total Utility Plant	-	-	2,030,267	301,321
Other Property and Investments, Net	2,617,757	328	43,242	16,943
Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	-	-
Unfunded future income taxes	-	-	12,984	54,680
Unamortized loss on debt reacquisitions	-	-	42,959	-
Demand-side management program costs	-	-	4,083	-
Environmental remediation costs	-	-	53,167	19,471
Other	-	-	17,917	74,047
Total regulatory assets	-	-	131,110	148,198
Other assets
Goodwill	-	-	11,199	264,130
Prepaid pension benefits	-	-	334,769	30,864
Other	10,067	29	66,502	39,295
Total other assets	10,067	29	412,470	334,289
Total Regulatory and Other Assets	10,067	29	543,580	482,487
Total Assets	$2,918,739	$9,838	$3,014,423	$913,271

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2001 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	NYSEG	Connecticut Energy Corporation Consolidated
Liabilities
Current Liabilities
Current portion of long-term debt	-	-	$150,873	$1,761
Notes payable	-	-	-	61,100
Accounts payable and accrued liabilities	$4,934	$3,256	109,476	16,928
Interest accrued	10,832	-	15,967	3,698
Taxes accrued	1,348	-	7,499	4,018
Accumulated deferred income tax benefits, net	-	-	-	-
Other	5,234	2,038	65,268	7,792
Total Current Liabilities	22,348	5,294	349,083	95,297
Regulatory and Other Liabilities
Regulatory liabilities
Deferred income taxes	-	-	17,308	54,680
Gain on sale of generation assets	-	-	60,476	-
Pension benefits	-	-	-	16,619
Other	-	-	29,810	6,264
Total regulatory liabilities	-	-	107,594	77,563
Other liabilities
Deferred income taxes	1,025	-	310,456	37,692
Nuclear plant obligations	-	-	-	-
Other postretirement benefits	-	-	187,916	7,316
Environmental remediation costs	-	-	76,100	19,839
Other	(2,258)	1,063	85,126	21,558
Total other liabilities	(1,233)	1,063	659,598	86,405
Total Regulatory and Other Liabilities	(1,233)	1,063	767,192	163,968
Long-term debt	1,092,507	-	1,039,135	211,973
Total Liabilities	1,113,622	6,357	2,155,410	471,238
Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Preferred stock redeemable solely at the option of subsidiaries	-	-	10,159	-
Company-obligated mandatorily redeemable trust preferred securities of subsidiary holding solely parent debentures	-	-	-	-
Common Stock Equity
Common stock	1,182	-	430,057	1
Capital in excess of par value	843,049	3,481	270,835	438,309
Retained earnings	998,281	-	164,197	4,075
Accumulated other comprehensive income	1,545	-	(16,235)	(352)
Treasury stock, at cost (1,418 shares)	(38,940)	-	-	-
Total Common Stock Equity	1,805,117	3,481	848,854	442,033
Total Liabilities and Stockholders' Equity	$2,918,739	$9,838	$3,014,423	$913,271

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2001 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated
Assets
Current Assets
Cash and cash equivalents	$64,798	$27,469	$1,516	$10,220
Special deposits	1	65	-	-
Accounts receivable, net	131,424	51,875	7,180	18,952
Fuel, at average cost	-	32,036	3,229	814
Materials and supplies, at average cost	9,095	1,178	2,003	523
Accumulated deferred income tax benefits, net	109	-	137	-
Prepayments	6,679	1,889	2,493	1,285
Total Current Assets	212,106	114,512	16,558	31,794
Utility Plant, at Original Cost
Electric	1,312,778	-	-	-
Natural gas	-	507,135	127,991	-
Common	-	80,434	-	-
	1,312,778	587,569	127,991	-
Less accumulated depreciation	488,160	226,964	42,463	-
Net Utility Plant in Service	824,618	360,605	85,528	-
Construction work in progress	5,646	-	69	-
Total Utility Plant	830,264	360,605	85,597	-
Other Property and Investments, Net	61,291	28,969	7,791	46,046
Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	199,797	-	-	-
Unfunded future income taxes	90,471	6,855	(333)	-
Unamortized loss on debt reacquisitions	11,006	-	-	-
Demand-side management program costs	14,054	-	-	-
Environmental remediation costs	6,075	-	7,122	-
Other	139,987	14,367	2,374	-
Total regulatory assets	461,390	21,222	9,163	-
Other assets
Goodwill	333,859	223,438	65,215	-
Prepaid pension benefits	29,885	27,385	12,998	-
Other	20,840	7,108	4,010	2,311
Total other assets	384,584	257,931	82,223	2,311
Total Regulatory and Other Assets	845,974	279,153	91,386	2,311
Total Assets	$1,949,635	$783,239	$201,332	$80,151

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2001 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated
Liabilities
Current Liabilities
Current portion of long-term debt	$53,559	$17,500	$300	$1,685
Notes payable	48,283	38,000	26,000	-
Accounts payable and accrued liabilities	66,873	23,624	2,683	6,926
Interest accrued	5,181	4,096	920	390
Taxes accrued	(7,791)	4,859	(2,358)	(81)
Accumulated deferred income tax benefits, net	-	6	-	-
Other	48,017	8,647	942	32
Total Current Liabilities	214,122	96,732	28,487	8,952
Regulatory and Other Liabilities
Regulatory liabilities
Deferred income taxes	92,630	(3,628)	(3,794)	-
Gain on sale of generation assets	190,778	-	-	-
Pension benefits	7,356	18,995	9,672	-
Other	21,840	10,965	-	-
Total regulatory liabilities	312,604	26,332	5,878	-
Other liabilities
Deferred income taxes	23,107	76,172	14,753	(1,584)
Nuclear plant obligations	199,797	-	-	-
Other postretirement benefits	66,801	20,758	-	-
Environmental remediation costs	2,790	-	4,201	-
Other	107,973	13,244	6,501	12,624
Total other liabilities	400,468	110,174	25,455	11,040
Total Regulatory and Other Liabilities	713,072	136,506	31,333	11,040
Long-term debt	237,344	179,900	44,855	25,083
Total Liabilities	1,164,538	413,138	104,675	45,075
Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Preferred stock redeemable solely at the option of subsidiaries	32,202	753	259	-
Company-obligated mandatorily redeemable trust preferred securities of subsidiary holding solely parent debentures	-	-	-	-
Common Stock Equity
Common stock	-	1	-	54,440
Capital in excess of par value	769,055	356,054	96,855	71,131
Retained earnings	(13,934)	14,315	(113)	(86,794)
Accumulated other comprehensive income	(2,226)	(1,022)	(344)	(3,701)
Treasury stock, at cost (1,418 shares)	-	-	-	-
Total Common Stock Equity	752,895	369,348	96,398	35,076
Total Liabilities and Stockholders' Equity	$1,949,635	$783,239	$201,332	$80,151

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2001 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Capital Trust I	Energy East Eliminations	Energy East Consolidated
Assets
Current Assets
Cash and cash equivalents	$1,713	-	-	$437,014
Special deposits	57	-	-	1,555
Accounts receivable, net	367	$4,902	$(17,178)	563,796
Fuel, at average cost	-	-	-	92,234
Materials and supplies, at average cost	98	-	(140)	21,466
Accumulated deferred income tax benefits, net	-	-	(6)	4,170
Prepayments	129	-	(326)	54,601
Total Current Assets	2,364	4,902	(17,650)	1,174,836
Utility Plant, at Original Cost
Electric	-	-	-	3,874,972
Natural gas	17,873	-	-	1,771,636
Common	-	-	-	213,362
	17,873	-	-	5,859,970
Less accumulated depreciation	1,287	-	-	2,270,516
Net Utility Plant in Service	16,586	-	-	3,589,454
Construction work in progress	1,792	-	-	36,978
Total Utility Plant	18,378	-	-	3,626,432
Other Property and Investments, Net	1,104	-	(2,606,915)	216,556
Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	-	199,797
Unfunded future income taxes	-	-	-	164,657
Unamortized loss on debt reacquisitions	-	-	-	53,965
Demand-side management program costs	-	-	-	18,137
Environmental remediation costs	-	-	-	85,835
Other	46	-	-	248,738
Total regulatory assets	46	-	-	771,129
Other assets
Goodwill	(34)	-	-	897,807
Prepaid pension benefits	-	-	-	435,901
Other	13	355,670	(359,274)	146,571
Total other assets	(21)	355,670	(359,274)	1,480,279
Total Regulatory and Other Assets	25	355,670	(359,274)	2,251,408
Total Assets	$21,871	$360,572	$(2,983,839)	$7,269,232

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2001 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Capital Trust I	Energy East Eliminations	Energy East Consolidated
Liabilities
Current Liabilities
Current portion of long-term debt	-	-	-	$225,678
Notes payable	$500	-	$(500)	173,383
Accounts payable and accrued liabilities	1,226	-	(11,776)	224,150
Interest accrued	-	-	(4,901)	36,183
Taxes accrued	(148)	-	(326)	7,020
Accumulated deferred income tax benefits, net	-	-	(6)	-
Other	54	$4,902	-	142,926
Total Current Liabilities	1,632	4,902	(17,509)	809,340
Regulatory and Other Liabilities
Regulatory liabilities
Deferred income taxes	-	-	-	157,196
Gain on sale of generation assets	-	-	-	251,254
Pension benefits	-	-	-	52,642
Other	-	-	-	68,879
Total regulatory liabilities	-	-	-	529,971
Other liabilities
Deferred income taxes	8	-	(29)	461,600
Nuclear plant obligations	-	-	-	199,797
Other postretirement benefits	-	-	-	282,791
Environmental remediation costs	-	-	-	102,930
Other	123	-	(3,979)	241,975
Total other liabilities	131	-	(4,008)	1,289,093
Total Regulatory and Other Liabilities	131	-	(4,008)	1,819,064
Long-term debt	-	-	(359,519)	2,471,278
Total Liabilities	1,763	4,902	(381,036)	5,099,682
Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Preferred stock redeemable solely at the option of subsidiaries	-	-	-	43,373
Company-obligated mandatorily redeemable trust preferred securities of subsidiary holding solely parent debentures	-	345,000	-	345,000
Common Stock Equity
Common stock	11,633	-	(496,132)	1,182
Capital in excess of par value	12,228	10,670	(2,028,678)	842,989
Retained earnings	(3,753)	-	(77,993)	998,281
Accumulated other comprehensive income	-	-	-	(22,335)
Treasury stock, at cost (1,418 shares)	-	-	-	(38,940)
Total Common Stock Equity	20,108	10,670	(2,602,803)	1,781,177
Total Liabilities and Stockholders' Equity	$21,871	$360,572	$(2,983,839)	$7,269,232